Exhibit 3.49

Secretary of State Corporations Division Suite 315, West Tower 2 Martin Luther King Jr. Dr. Atlanta, Georgia 30334-1530	DOCKET NUMBER	: 971350760
	CONTROL NUMBER	: 9714798
	EFFECTIVE DATE	: 05/15/1997
	REFERENCE	: 0045
	PRINT DATE	: 05/15/1997
	FORM NUMBER	: 612

LISA M. DURHAM

ALSTON & BIRD

1201 W. PEACHTREE ST.

ATLANTA, GA 30309

CERTIFICATE OF CORRECTION OF NAME

I, Lewis A. Massey, the Secretary of State and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that

MILL CREEK MANAGEMENT CORPORATION

A DOMESTIC PROFIT CORPORATION

has filed articles of correction in the office of the Secretary of State changing its name to

MILLCREEK MANAGEMENT CORPORATION

and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of correction.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

[SEAL]	/s/ Lewis A. Massey
Lewis A. Massey Secretary of State

Certification#: 7761105-1 Page 1 of 12

ARTICLES OF CORRECTION OF

MILLCREEK MANAGEMENT CORPORATION

The undersigned, Incorporator of Millcreek Management Corporation, a corporation organized and existing by virtue of the Georgia Business Corporation Code (the “Corporation”), hereby certifies as follows pursuant to Section 14-2-124 of the Georgia Business Corporation Code:

1. Attached hereto as Exhibit A is a copy of the Corporation’s Articles of Incorporation filed with the Secretary of State of the State of Georgia on May 1, 1997.

2. Due to a scrivener’s error, the header of the Corporation’s Articles of Incorporation (the “Header”) contains an incorrect spelling of the name of the Corporation. The Header incorrectly states that the name of the Corporation is “MILL CREEK MANAGEMENT CORPORATION”; the correct statement of the name of the Corporation is “MILLCREEK MANAGEMENT CORPORATION.”

3. Due that same scrivener’s error, Article One (the “Article”) of the Corporation’s Articles of Incorporation contains an incorrect statement of the name of the Corporation. Such Article incorrectly states that the name of the Corporation is “Mill Creek Management Corporation”; the correct statement of the name of the Corporation is “Millcreek Management Corporation.”

4. The text of the Header and the Article should read as follows:

“ARTICLES OF INCORPORATION

OF

MILLCREEK MANAGEMENT CORPORATION

ARTICLE ONE

Name

The name of the corporation is Millcreek Management Corporation.”

IN WITNESS WHEREOF, the Corporation has caused these Articles of Correction to be signed and certified by its Incorporator on this 15th day of May, 1997, which signature constitutes the affirmation and acknowledgment of such person, under penalties of perjury, that this instrument is the act and deed of the Corporation and that the facts stated herein are true.

MILLCREEK MANAGEMENT CORPORATION

/s/ Jonathan W. Lowe
Jonathan W. Lowe
Incorporator

[SEAL]

AD971350.066

Certification#: 7761105-1 Page 2 of 12

EXHIBIT A

ARTICLES OF INCORPORATION

OF

MILL CREEK MANAGEMENT CORPORATION

ARTICLE ONE

Name

The name of the corporation is Mill Creek Management Corporation.

ARTICLE TWO

Authorized Shares

The corporation shall have authority to be exercised by the Board of Directors to issue not more than ten thousand (10,000) shares of capital stock, par value S.001 per share, all of which shall be designated “Common Stock.” The Common Stock shall have unlimited voting rights and shall be entitled to receive the net assets of the corporation upon dissolution.

ARTICLE THREE

Registered Office and Agent

The initial registered office of the corporation is located at Alston & Bird, One Atlantic Center, 1201 West Peachtree Street, Fulton County, Atlanta, Georgia, 30309. The initial registered agent of the corporation at its registered office is Sidney J. Nurkin.

ARTICLE FOUR

Incorporator

The name and address of the incorporator is as follows:

Jonathan W. Lowe

Alston & Bird

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

Certification#: 7761105-1 Page 3 of 12

ARTICLE FIVE

Principal Office

The mailing address of the initial principal office of the corporation is Twelve Piedmont Center, Suite 210, Atlanta. Georgia 30305.

ARTICLE SIX

Limitation of Director Liability

6.1 A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) of the types set forth in Section 14-2-832 of the Georgia Business Corporation Code, or (iv) for any transaction from which the director received an improper personal benefit.

6.2 Any repeal or modification of the provisions of this Article by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the corporation with respect to any act or omission occurring prior to the effective date of such repeal or modification.

6.3 If the Georgia Business Corporation Code is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on liability provided herein, shall be limited to the fullest extent permitted by the Georgia Business Corporation Code, as so amended.

6.4 In the event that any of the provisions of this Article (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

AD971190.236

Certification#: 7761105-1 Page 4 of 12

ARTICLE SEVEN

Constituency Considerations

In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the corporation or its shareholders, may consider the interests of the employees, customers, suppliers, and creditors of the corporation and its subsidiaries, the communities in which offices or other establishments of the corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this article shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

ARTICLE EIGHT

Initial Board of Directors

The initial Board of Directors shall consist of one member whose name and address are as follows:

Kevin P. Sheehan

CGW Southeast Partners III, L.P.

Twelve Piedmont Center

Suite 210

Atlanta, Georgia 30305

ARTICLE NINE

Shareholder Action by Less Than Unanimous Written Consent

Any action that is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the action is taken by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take such action at a

AD971190.236

Certification#: 7761105-1 Page 5 of 12

meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by shareholders entitled to take action without a meeting and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

IN WITNESS WHEREOF, the undersigned executes these Articles of Incorporation this 30th day of April, 1997.

/s/ Jonathan W. Lowe
Jonathan W. Lowe
lncorporator

ALSTON & BIRD

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

(404) 881-7000

SECRETARY OF STATE
May 1 11 33 AM 97
BSR (1)

AD971190.236

Certification#: 7761105-1 Page 6 of 12

CONTROL NUMBER: 9714798
EFFECTIVE DATE: 05/01/1997
COUNTY : FULTON
REFERENCE : 0091
PRINT DATE : 05/01/1997
FORM NUMBER : 311

ALSTON & BIRD
JONATHAN W. LOWE, ESQ.
1201 W. PEACHTREE STREET
ATLANTA, GA 303093424

CERTIFICATE OF INCORPORATION

MILL CREEK MANAGEMENT CORPORATION
A DOMESTIC PROFIT CORPORATION

has been duly incorporated under the laws of the State of Georgia on the effective date stated above by the filing of articles of incorporation in the office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

/s/ Lewis A. Massey
Lewis A. Massey
Secretary of State

Certification#: 7761105-1 Page 7 of 12

ARTICLES OF INCORPORATION

OF

MILL CREEK MANAGEMENT CORPORATION

ARTICLE ONE

Name

The name of the corporation is Mill Creek Management Corporation.

ARTICLE TWO

Authorized Shares

The corporation shall have authority to be exercised by the Board of Directors to issue not more than ten thousand (10,000) shares of capital stock, par value $.001 per share, all of which shall be designated “Common Stock” The Common Stock shall have unlimited voting rights and shall be entitled to receive the net assets of the corporation upon dissolution

ARTICLE THREE

Registered Office and Agent

The initial registered office of the corporation is located at Alston & Bird, One Atlantic Center, 1201 West Peachtree Street, Fulton County, Atlanta, Georgia, 30309. The initial registered agent of the corporation at its registered office is Sidney J Nurkin.

ARTICLE FOUR

Incorporator

The name and address of the incorporator is as follows:

Jonathan W. Lowe

Alston & Bird

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

Certification#: 7761105-1 Page 8 of 12

ARTICLE FIVE

Principal Office

The mailing address of the initial principal office of the corporation is Twelve Piedmont Center, Suite 210, Atlanta, Georgia 30305.

ARTICLE SIX

Limitation of Director Liability

6.1 A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) of the types set forth in Section 14-2-832 of the Georgia Business Corporation Code, or (iv) for any transaction from which the director received an improper personal benefit

6.2 Any repeal or modification of the provisions of this Article by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the corporation with respect to any act or omission occurring prior to the effective date of such repeal or modification

6.3 If the Georgia Business Corporation Code is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on liability provided herein, shall be limited to the fullest extent permitted by the Georgia Business Corporation Code, as so amended

6.4 In the event that any of the provisions of this Article (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

AD971190.236

Certification#: 7761105-1 Page 9 of 12

ARTICLE SEVEN

Constituency Considerations

In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the corporation or its shareholders, may consider the interests of the employees, customers, suppliers, and creditors of the corporation and its subsidiaries, the communities in which offices or other establishments of the corporation and its subsidiaries are located, and all other factors such directors consider pertinent, provided, however, that this article shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered

ARTICLE EIGHT

Initial Board of Directors

The initial Board of Directors shall consist of one member whose name and address are as follows

Kevin P Sheehan

CGW Southeast Partners III. L P

Twelve Piedmont Center

Suite 210

Atlanta, Georgia 30305

ARTICLE NINE

Shareholder Action by Less Than Unanimous Written Consent

Any action that is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the action is taken by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take such action at a

AD971190.236

Certification#: 7761105-1 Page 10 of 12

meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by shareholders entitled to take action without a meeting and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

IN WITNESS WHEREOF, the undersigned executes these Articles of Incorporation this 30th day of April, 1997

/s/ Jonathan W. Lowe
Jonathan W. Lowe
Incorporator

ALSTON & BIRD

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

(404) 881-7000

SECRETARY OF STATE
May 1 11 13 AM 97
BSR (1)

AD971190.236

Certification#: 7761105-1 Page 11 of 12

BUSINESS SERVICES AND REGULATION

Suite 315, West Tower

2 Martin Luther King, Jr. Drive

Atlanta, Georgia 30334 1530

(404) 656-2817

Secretary of State	TRANSMITTAL INFORMATION FOR GEORGIA	J.K. JACKSON
State of Georgia	PROFIT OR NONPROFIT CORPORATIONS	Director

DO NOT WRITE IN SHADED AREA - SOS USE ONLY

NOTICE TO APPLICANT PRINT PLAINLY OR TYPE REMAINDER OF THIS FORM

INSTRUCTIONS ARE ON THE BACK OF THIS FORM

1.	Applied for 971180465

Corporate Name Reservation Number

Mill Creek Management Corporation

Corporate Name (exactly as it appears on name reservation)

2.	Jonathan W. Lowe, Esq.	(404) 881-7555
	Applicant/Attorney	Telephone Number

Alston & Bird, One Atlantic Center, 1201 West Peachtree Street

Address

Atlanta	Georgia	30309-3424
City	State	Zip Code

3.	NOTICE: THIS FORM DOES NOT REPLACE THE ARTICLES OF INCORPORATION ILLEGIBLE OR DELIVER DOCUMENTS AND THE SECRETARY OF STATE FILING FEE TO THE ABOVE ADDRESS. DOCUMENTS SHOULD BE SUBMITTED IN THE FOLLOWING ORDER (A COVER LETTER IS NOT REQUIRED)

1.	FORM 227 - TRANSMITTAL FORM (ATTACH SECRETARY OF STATE FILING FEE OF $60.00 TO THIS FORM)

2.	ORIGINAL ARTICLES OF INCORPORATION

3.	ONE COPY OF ARTICLES OF INCORPORATION

I understand that the information on this form will be entered in the Secretary of State business registration database. I certify that a Notice of INCORPORATION OR A NOTICE OF Intent to Incorporate with a publishing fee of $40.00 has been or will be mailed or delivered to the authorized newspaper as required by law.

/s/ [Illegible Signature]	5/1/97
Authorized Signature	Date

BSR Form 227 (12/93)

Certification#: 7761105-1 Page 12 of 12